Exhibit 10.1

____, 2021

Inception Growth Acquisition Limited
Room 602, 6/F

168 Queen’s Road Central

Central, Hong Kong

EF Hutton,

division of Benchmark Investments, LLC

590 Madison Avenue,

39th Floor

New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Inception Growth Acquisition Limited, a Delaware corporation (the “Company”), and EF Hutton, division of Benchmark Investments, LLC, as Representative (the “Representative”) of the several underwriters named on Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of common stock the Company, par value $0.0001 per share (the “Common Stock”), one-half of one redeemable warrant, each whole warrant entitling its holder to purchase one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”) and one right to receive one-tenth of one share of Common Stock (the “Rights”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination. If the Company engages in a tender offer in connection with any proposed Business Combination, the undersigned agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.

2. (a) Unless the Company’s shareholders are previously given the option to redeem their shares in connection with amending applicable documents to extend the time that the Company has to complete a Business Combination and that the Company fails to consummate a Business Combination within 15 (or up to 21 as discussed in the Registration Statement) months from the closing of the Company’s IPO, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares including any shares underlying the Private Warrants (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Warrants underlying the Private Warrants, all of which will terminate on the Company’s liquidation.

[(c) In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund.]1

3. [In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek recourse for such expenses.]2

4. The undersigned will escrow all of his, her or its Insider Shares pursuant to the terms of a Stock Escrow Agreement, which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

5. [The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Warrants will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Warrants.]3

6. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

[1]	NTD: Only include for Soul Venture Partners LLC.
[2]	NTD: Only include for Soul Venture Partners LLC.
[3]	NTD: Only include for Soul Venture Partners LLC.

7. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to repay working capital loans made by the undersigned to the Company in cash upon consummation of the Business Combination. Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

9. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

10. [The undersigned agrees to be a director/officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933.]4 The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

(a)	He, she or it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him, her or it, or any partnership in which he or she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b)	He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his business or property, or any such partnership;

(c)	He, she or it has never been convicted of fraud in a civil or criminal proceeding;

[4]	NTD: Only remove for Soul Venture Partners LLC.

(d)	He, she or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	He, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him, her or it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in 10(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	He, she, or it has never been the subject of, or a party to, any Federal, State or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal, State or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of the sale of the Units, restrained or enjoined him, her or it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	He, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him, her or it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c) and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	He, she or it has never filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	He, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

11. [The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a Director and/or officer of the Company.]5

12. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Common Stock owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination.

[5]	NTD: Only remove for Soul Venture Partners LLC.

13. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to (i) extend the time period for which the Company is required to complete a Business Combination as set forth in the Company’s Amended and Restated Certificate of Incorporation; or (ii) amend or modify any provision of the Company’s Amended and Restated Certificate of Incorporation with respect to the rights of stockholder’s or the Company’s pre-Business Combination activities prior to the consummation of a Business Combination, unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund.

14. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

15. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, contractual arrangement, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Common Stock acquired by an Insider prior to the IPO and any Common Stock underlying the Private Warrants; (iv) “IPO Shares” shall mean the Common Stock issued in the Company’s IPO; (v) [“Private Warrants” shall mean (x) the Warrants purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO, (y) the additional Warrants that may be purchased in connection with the exercise of the over-allotment option by the underwriters in the IPO as described in the Registration Statement and (z) any other Warrants issued to the undersigned prior to the Business Combination;]6 (vi) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO, and the final prospectus in connection therewith (the “Prospectus”); (vii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited; and (viii) “Sponsor” means Soul Venture Partners LLC.

[6]	NTD: Only include for Soul Venture Partners LLC.

16. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“Commission”) promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants, Rights or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants, Rights or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The undersigned acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 16 or 17 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

17. The undersigned agrees that he, she or it shall not Transfer (as defined below) any of the Insider Shares until the earlier of (A) 180 days after the date of the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the reported last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, commencing at least 150 days after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Insider Shares Lock-up Period”). “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

18. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,350,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the undersigned, together with the other holders of Insider Shares, agrees to forfeit, at no cost, a number of Insider Shares in the aggregate equal to the product of 337,500 multiplied by a fraction, (i) the numerator of which is 1,350,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,350,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the initial stockholders of the Company holding Insider Shares will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the IPO (excluding shares issuable upon exercise of the Private Warrants and the representative shares (as described in the Prospectus)).

19. The undersigned hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of its, his or her obligations under this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

20. The undersigned agrees that it, he or she shall not Transfer any Private Warrants or subsequent warrants acquired by the undersigned directly from the Company or shares of common stock issuable upon exercise thereof, until 30 days after the completion of the initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Insider Shares Lock-up Period, the “Lock-up Periods”).

21. Notwithstanding the Lock-up Periods, Transfers of the Insider Shares, Private Warrants, other warrants acquired directly from the Company and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Warrants and other warrants acquired directly from the Company that are held by the undersigned, any Insider or any of their permitted transferees (that have complied with this paragraph 21, are permitted (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

22. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by electronic mail or by facsimile transmission.

If to the Representative:

EF Hutton,

division of Benchmark Investments, LLC

590 Madison Avenue,

39th Floor

New York, New York 10022

Attn: Joseph T. Rallo, Chief Executive Officer
Email: jrallo@efhuttongroup.com

with a copy (which copy shall not constitute notice) to:

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401
Attn: David M. Loev
Email: dloev@loevlaw.com

If to the Company:

Inception Growth Acquisition Limited

875 Washington Street

New York, NY 10014

Attn: Paige E. Craig, Chief Executive Officer
Email: paige@outlanderlabs.com

with a copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Lawrence Venick, Esq.
Email: lvenick@loeb.com

23. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

24. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

25. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature pages follow]

Soul Venture Partners LLC

By:
Name:
Title:

Paige E. Craig

Yun Pun Felix Wong

Matthew C. Hong

Albert Chang

Stephen Man Tak Suen